Exhibit 10.3
FOURTH AMENDED AND RESTATED PLEDGE AGREEMENT

    THIS FOURTH AMENDED AND RESTATED PLEDGE AGREEMENT (as amended, modified, extended, renewed or replaced, this “Agreement”) is entered into as of July 30, 2025 by and among the parties identified as “Pledgors” on the signature pages hereto and such other parties as may become Pledgors hereunder after the date hereof (each, a “Pledgor” and collectively, the “Pledgors”) and BANK OF AMERICA, N.A., in its capacity as Collateral Agent (in such capacity, the “Collateral Agent”) for the holders of the Secured Obligations (defined below), and amends and restates that certain Third Amended and Restated Pledge Agreement, dated as of November 15, 2022 (as amended and modified from time to time prior to the date hereof, the “Existing Pledge Agreement”) by and among the pledgors from time to time party thereto and Bank of America, N.A., as collateral agent.

RECITALS

WHEREAS, a credit facility has been established pursuant to that certain Fourth Amended and Restated Credit Agreement (as amended, modified, supplemented, increased, extended, restated, refinanced or replaced from time to time, the “Credit Agreement”) dated as of the date hereof by and among Huron Consulting Group Inc., a Delaware corporation, as Borrower, the Guarantors identified therein, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent and Collateral Agent; and

    WHEREAS, this Agreement is required by the terms of the Credit Agreement.

    NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1.    Definitions.

    (a)    Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms shall have the meanings set forth in Article 9 of the UCC (defined below): Adverse Claim, Financial Asset, Instrument, Investment Company Security, Proceeds, Securities Account and Security.

(b)    In addition, the following terms shall have the meanings set forth below:

        “Collateral” has the meaning provided in Section 2 hereof.

    “Existing Pledge Agreement” has the meaning provided in the introductory paragraph hereof.

    “Pledged Equity” means, with respect to each Pledgor, (i) 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries that is directly owned by such Pledgor and (ii) 65% (or such greater percentage that, (A) could not reasonably be expected to cause the undistributed earnings of such Material First-Tier Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Material First-Tier Foreign Subsidiary that is directly owned by such Pledgor, including the
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Equity Interests set out in Schedule 1 hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

    (1)    all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

    (2)    in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of a Pledgor.

    “Secured Obligations” means, without duplication, (a) all Obligations and (b) all costs and expenses incurred in connection with enforcement and collection of the Obligations, including the reasonable fees, charges and disbursements of counsel.

    “UCC” means the Uniform Commercial Code in effect from time to time in the State of Illinois except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

    2.    Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Pledgor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”): all Pledged Equity and all Proceeds thereof.

The Pledgors and the Collateral Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising.

    3.    Representations and Warranties. Each Pledgor hereby represents and warrants to the Collateral Agent, for the benefit of the holders of the Secured Obligations, that:

        (a)    Ownership. Such Pledgor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. There exists no Adverse Claim with respect to the Pledged Equity of such Pledgor.

        (b)    Security Interest/Priority. This Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the holders of the Secured Obligations, in the Collateral of such Pledgor and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in such Collateral (including all uncertificated Pledged Equity consisting of interests in partnerships and limited liability companies that do not constitute Securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens. The taking possession by the Collateral Agent of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Collateral Agent’s security interest in all the Pledged Equity evidenced by such certificated securities and such Instruments.

        (c)    Authorization of Pledged Equity. All Pledged Equity is (i) duly authorized and validly issued, (ii) fully paid and, to the extent applicable, nonassessable and (iii) not subject to the preemptive rights of any Person.

        (d)    No Other Equity Interests. As of the Closing Date, no Pledgor owns any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the Collateral Agent hereunder except as set forth on Schedule 1 hereto. All such certificated securities have been delivered to the Collateral Agent.

        (e)    Interests in Partnerships and Limited Liability Companies. None of the Collateral consisting of an interest in a partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

        (f)    Consents; Etc. There are no restrictions in any Organization Document or shareholder agreement, buy-sell agreement or other similar agreement governing or relating to any Pledged Equity which would limit or restrict (i) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement. Except for (i) the filing or recording of UCC financing statements, (ii) such actions as may be required by Laws affecting the offering and sale of securities, (iii) such actions as may be required by applicable foreign Laws affecting the pledge of the Pledged Equity of Foreign Subsidiaries, and (iv) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Pledgor), is required for (A) the grant by such Pledgor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Pledgor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC) or (C) the exercise by the Collateral Agent of the rights and remedies provided for in this Agreement.

    4.    Covenants. Each Pledgor covenants that until the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) arising under the Loan Documents have been paid in full and the commitments relating thereto have expired or been terminated, such Pledgor shall:

    (a)    Delivery of Pledged Equity. Deliver to the Collateral Agent in accordance with the terms of the Credit Agreement, all certificates and instruments constituting Pledged Equity of such Pledgor. Prior to delivery to the Collateral Agent, all such certificates constituting Pledged Equity shall be held in trust by such Pledgor for the benefit of the Collateral Agent pursuant hereto. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by undated, duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) hereto.

        (b)    Filing of Financing Statements, Notices, etc. Each Pledgor shall execute and deliver to the Collateral Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Collateral Agent may reasonably request) and do all such other things as the Collateral Agent may reasonably deem necessary or appropriate (i) to assure to the Collateral Agent its security interests hereunder, including such instruments as the Collateral Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, and (ii) to otherwise protect and assure the Collateral Agent of its rights and interests hereunder. Furthermore, each Pledgor also hereby irrevocably makes, constitutes and appoints the Collateral Agent, its nominee or any other Person whom the Collateral Agent may designate, as such Pledgor’s attorney in fact with full power and for the limited purpose to sign in the name of such Pledgor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Collateral Agent’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until such time as the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) arising under the Loan Documents have been paid in full and the commitments relating thereto have expired or been terminated. Each Pledgor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Collateral Agent without notice thereof to such Pledgor wherever the Collateral Agent may in its sole discretion desire to file the same.

(c)    Issuance or Acquisition of Equity Interests in Partnership or Limited Liability Company. Not without executing and delivering, or causing to be executed and delivered, to the Collateral Agent such agreements, documents and instruments as the Collateral Agent may reasonably require, issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

    5.    Authorization to File Financing Statements. Each Pledgor hereby authorizes the Collateral Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Collateral Agent may from time to time reasonably deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral hereunder, together with the collateral under the Security Agreement, as “all personal property”, “all assets” or words of similar meaning).

    6.    Advances. On failure of any Pledgor to perform any of the covenants and agreements contained herein, in the Credit Agreement or in any other Loan Document, the Collateral Agent may, in its reasonable discretion, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Collateral Agent may make for the protection of the security hereof or which may be compelled to make by operation of Law. All such sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Collateral Agent on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default hereunder, under any of the other Loan Documents or under any other documents relating to the Secured Obligations. The Collateral Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

    7.    Remedies.

(a)    General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Collateral Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Collateral Agent may, with or without judicial process or the aid and assistance of others, without demand and without advertisement, notice, hearing or process of law (except as otherwise required by Article 9 of the UCC), all of which each of the Pledgors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its reasonable discretion (subject to any and all mandatory legal requirements). Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such fact shall not, solely as a result thereof, render such private sale to be deemed to have been made in a commercially unreasonable manner and, in the case of a sale of Pledged Equity, that the Collateral Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Neither the Collateral Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Pledgor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Pledgors in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Collateral Agent may, in such event, bid for the purchase of such securities. The Collateral Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable Law, any holder of Secured Obligations may be a purchaser at any such sale. To the extent permitted by applicable Law, each of the Pledgors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Collateral Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Collateral Agent may further postpone such sale by announcement made at such time and place.

(b)    Nonexclusive Nature of Remedies. Failure by the Collateral Agent or the holders of the Secured Obligations to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Secured Obligations, or as provided by Law, or any delay by the Collateral Agent or the holders of the Secured Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Collateral Agent or the holders of the Secured Obligations shall only be granted as provided herein. To the extent permitted by Law, neither the Collateral Agent, the holders of the Secured Obligations, nor any party acting as attorney for the Collateral Agent, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Collateral Agent and the holders of the Secured Obligations under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent or the holders of the Secured Obligations may have.

(c)    Retention of Collateral. In addition to the rights and remedies hereunder, the Collateral Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have accepted or retained any Collateral in satisfaction of any Secured Obligations for any reason.

(d)    Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

    8.    Rights of the Collateral Agent.

(a)    Power of Attorney. In addition to other powers of attorney contained herein, each Pledgor hereby designates and appoints the Collateral Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i)    to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Collateral Agent may reasonably determine;

(ii)    to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii)    to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Collateral Agent may reasonably deem appropriate;

(iv)    to receive, open and dispose of mail addressed to a Pledgor and endorse checks, notes, drafts, acceptances, money orders or other instruments or documents constituting Collateral;

(v)    to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes;

    (vi)    to adjust and settle claims under any insurance policy relating thereto;

(vii)    to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may reasonably determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(viii)    to institute any foreclosure proceedings that the Collateral Agent may reasonably deem appropriate;

(ix)    to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x)    to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Collateral Agent may reasonably deem appropriate;

(xi)    to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Collateral Agent or one or more of the holders of the Secured Obligations or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7 hereof;

(xii)    to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xiii)    to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(xiv)    to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(xv)    to do and perform all such other acts and things as the Collateral Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) arising under the Loan Documents have been paid in full and the commitments relating thereto have expired or been terminated. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b)    Assignment by the Collateral Agent. The Collateral Agent may from time to time assign the Secured Obligations to a successor Collateral Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the protections, rights and remedies of the Collateral Agent under this Agreement in relation thereto.

(c)    The Collateral Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgors shall be responsible for preservation of all rights in the Collateral, and the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Pledgors. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Collateral Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

    (d)    Voting and Payment Rights in Respect of the Pledged Equity.

(i)    So long as no Event of Default shall have occurred and be continuing, each Pledgor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement and (B) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Credit Agreement; and

(ii)    After the occurrence and during the continuation of an Event of Default and after the Collateral Agent has provided written notice to the Borrower, (A) all rights of a Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Collateral Agent which shall then have the sole right to exercise such voting and other consensual rights to the extent permitted by applicable Law, (B) all rights of a Pledgor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Collateral Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments to the extent permitted by applicable Law, and (C) all dividends, principal and interest payments which are received by a Pledgor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to the Collateral Agent as Collateral in the exact form received, to be held by the Collateral Agent as Collateral and as further collateral security for the Secured Obligations.

(e)    Releases of Collateral. If any Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Pledgor, shall promptly execute and deliver to such Pledgor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Collateral Document on such Collateral. The Collateral Agent may release any of the Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Pledged Equity not expressly released or substituted.

    9.    Application of Proceeds. After the occurrence and during the continuation of an Event of Default, any payments received hereunder and any proceeds of the Collateral, when received by the Collateral Agent or any holder of the Secured Obligations in cash or its equivalent, will be applied in reduction of the Secured Obligations as provided in the Credit Agreement.

    10.    Continuing Agreement.

(a)    This Agreement shall remain in full force and effect until such time as the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) arising under the Loan Documents have been paid in full and the commitments relating thereto have expired or been terminated, at which time this Agreement shall be automatically terminated and the Collateral Agent shall, upon the request and at the expense of the Pledgors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination and return all possessory collateral.

(b)    This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) incurred by the Collateral Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

    11.    Amendments; Waivers; Modifications, etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement; provided that any update or revision to Schedule 1 hereof delivered by any Pledgor shall not constitute an amendment for purposes of this Section 11 or Section 11.01 of the Credit Agreement.

    12.    Successors in Interest. This Agreement shall be binding upon each Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Collateral Agent and the holders of the Secured Obligations hereunder, to the benefit of the Collateral Agent and the holders of the Secured Obligations and their successors and permitted assigns.

    13.    Notices. All notices required or permitted to be given under this Agreement shall be subject to the provisions of Section 11.02 of the Credit Agreement.

    14.    Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing provisions of this Section 14, the provisions of Sections 11.10 and 11.17 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by reference mutatis mutandis.

    15.    Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

    16.    Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Sections 11.14 and 11.15 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

    17.    Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

    18.    Entirety. This Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, and any contemporaneous oral agreements and understandings, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

    19.    Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property, securities or other investment property or other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then the Collateral Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Collateral Agent or the holders of the Secured Obligations under this Agreement, under any other of the Loan Documents or under any other document relating to the Secured Obligations.

    20.    Joinder. At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Collateral Agent a Guarantor Joinder Agreement. Immediately upon such execution and delivery of such Guarantor Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as an “Pledgor” and have all of the rights and obligations of a Pledgor hereunder and this Agreement and the schedules hereto shall be deemed amended by such Guarantor Joinder Agreement.

21.Consent of Issuers of Pledged Equity. Each issuer of Pledged Equity party to this Agreement hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity by the applicable Pledgors pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable Law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such issuer.

22.Rights of Required Lenders. All rights of the Collateral Agent hereunder, if not exercised by the Collateral Agent, may be exercised by the Required Lenders to the extent permitted by applicable Law.

23.Amendment and Restatement. The Collateral Agent and the pledgors party to the Existing Pledge Agreement each hereby agrees that the Existing Pledge Agreement automatically shall be deemed amended, superseded and restated in its entirety by this Agreement. All indebtedness, obligations, liabilities and liens created by the Existing Pledge Agreement shall continue unimpaired and in full force and effect, as amended and restated in this Agreement. This Agreement does not constitute a novation of the obligations and liabilities existing under the Existing Pledge Agreement, and this Agreement evidences the obligations of the pledgors under the Existing Pledge Agreement as continued and amended and restated hereby.

[SIGNATURE PAGES FOLLOW]

    IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:	HURON CONSULTING GROUP INC., a Delaware corporation By: /s/ JOHN D. KELLY Name: John D. Kelly Title: Executive Vice President, Chief Financial Officer and Treasurer
HURON CONSULTING GROUP HOLDINGS LLC, a Delaware limited liability company By: /s/ JOHN D. KELLY Name: John D. Kelly Title: Executive Vice President, Chief Financial Officer and Treasurer
HURON CONSULTING SERVICES LLC, a Delaware limited liability company By: /s/ JOHN D. KELLY Name: John D. Kelly Title: Executive Vice President, Chief Financial Officer and Treasurer
INNOSIGHT HOLDINGS, LLC, a Delaware limited liability company By: /s/ JOHN D. KELLY Name: John D. Kelly Title: Executive Vice President, Chief Financial Officer and Treasurer
INNOSIGHT INTERNATIONAL, LLC, a Delaware limited liability company By: /s/ JOHN D. KELLY Name: John D. Kelly Title: Executive Vice President, Chief Financial Officer and Treasurer
INNOSIGHT CONSULTING, LLC, a Delaware limited liability company By: /s/ JOHN D. KELLY Name: John D. Kelly Title: Executive Vice President, Chief Financial Officer and Treasurer
FOURTH AMENDED AND RESTATED PLEDGE AGREEMENT
HURON CONSULTING GROUP INC. (2025)

HURON MANAGED SERVICES LLC, a Delaware limited liability company By: /s/ JOHN D. KELLY Name: John D. Kelly Title: Executive Vice President, Chief Financial Officer and Treasurer
TVG–TRELIANT INTERMEDIATE, LLC, a Delaware limited liability company By: /s/ JOHN D. KELLY Name: John D. Kelly Title: Executive Vice President, Chief Financial Officer and Treasurer
TRELIANT, LLC, a Delaware limited liability company By: /s/ JOHN D. KELLY Name: John D. Kelly Title: Executive Vice President, Chief Financial Officer and Treasurer

COLLATERAL AGENT:	BANK OF AMERICA, N.A., as Collateral Agent By: /s/ MELISSA MULLIS Name: Melissa Mullis Title: Vice President

FOURTH AMENDED AND RESTATED PLEDGE AGREEMENT
HURON CONSULTING GROUP INC. (2025)

Schedule 1
Pledged Equity Interests
(i) Certificated Securities

Pledgor	Issuer	Total Number of Shares	Certificate Number(s)	Total Percentage Ownership
Huron Consulting Group Inc.	Huron Consulting Services U.K. Limited	10,078	71	100%
Huron Consulting Group Inc.	Huron Advisors Canada Limited	1,000	1, 2	100%
Huron Consulting Group Inc.	DiffStrat Companies, Inc.	15,000	11	100%
Huron Consulting Group Inc.	AXIA Consulting, Inc.	116,765.7048	24	100%
Huron Consulting Group Inc.	Huron Eurasia India Private Limited	203,293	1, 2, 3A, 5, 6, 8, 10, 12, 14, 16 and the Form S-1 for replacement certificate 16	95%
Huron Consulting Group Holdings LLC	Huron Eurasia India Private Limited	10,698	3B, 4, 7, 9, 11, 13, 15, 17 and the Form S-1 for replacement certificate 17	5%
Innosight International, LLC	Huron Consulting Asia-Pacific Pte. Ltd.	12,001	1, 2	100%
Treliant, LLC	Treliant Vox, Inc.	1	C-1	100%

(ii) Uncertificated Securities

Pledgor	Issuer	Number of Shares	Certificate Number	Percentage Ownership
Huron Consulting Group Inc.	Huron Consulting Group Holdings LLC	N/A	N/A	100%
Huron Consulting Group Inc.	Innosight Holdings, LLC	N/A	N/A	100%
Huron Consulting Group Inc.	Huron Consulting Saudi Limited	475	N/A	95%
Huron Consulting Group Inc.	Huron Saudi Limited	380	N/A	95%
Huron Consulting Group Inc.	Whiteboard Communications Ltd.	N/A	N/A	100%
Huron Consulting Group Inc.	TVG-Treliant Intermediate, LLC	N/A	N/A	100%
Huron Consulting Group Holdings LLC	Huron Managed Services LLC	N/A	N/A	100%
Huron Consulting Group Holdings LLC	Huron Consulting Services LLC	N/A	N/A	100%
Huron Consulting Group Holdings LLC	Huron Public Finance Advisory LLC	N/A	N/A	100%
Huron Consulting Group Holdings LLC	Huron Transaction Advisory LLC	N/A	N/A	100%
Huron Consulting Group Holdings LLC	Huron Government Services LLC	N/A	N/A	100%

Pledgor	Issuer	Number of Shares	Certificate Number	Percentage Ownership
Innosight Holdings, LLC	Innosight International, LLC	N/A	N/A	100%
Innosight Holdings, LLC	Innosight Consulting, LLC	N/A	N/A	100%
Innosight International, LLC	Innosight Consulting SARL	6,900	N/A	100%
Huron Consulting Services LLC	Huron Consulting Services LLC – Ireland Branch	N/A	N/A	100%
Huron Consulting Services LLC	Verity Truss Consulting LLC	N/A	N/A	49%
TVG-Treliant Intermediate, LLC	Treliant, LLC	N/A	N/A	100%
Treliant, LLC	Treliant International, LLC	N/A	N/A	100%
Treliant, LLC	Treliant Mortgage Services, LLC	N/A	N/A	100%

EXHIBIT 4(a)

IRREVOCABLE STOCK POWER

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following equity interests of _____________________, a[n] ____________ [corporation][limited liability company]:

            No. of [Shares][Units]                Certificate No.

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such equity interests and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

                        _______________________________

                        By:
                        Name:
                        Title: